UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2019

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2019 (the "Closing Date"), pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 12, 2019, by and among Coding Solutions Acquisition, Inc., a Delaware corporation (“Parent”); Coding Solutions Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”); T-System Group, Inc. (“T-System”), a Delaware corporation and a subsidiary of Cannae Holdings, Inc. (the “Company” or “Cannae”) and Cannae, as representative of the Company Securityholders (as defined in the Merger Agreement), Cannae completed its contribution of T-System into a health care joint venture with an investment vehicle advised by an affiliate of Carlyle Investment Management, L.L.C. (“Carlyle”) and certain other investors with deep health care services experience. The joint venture, Coding Solutions Topco, Inc. (the “JV”), and the indirect parent of Parent, will focus on acquiring, integrating and operating synergistic health care services companies in the provider and payer space.
Pursuant to the Merger Agreement, Merger Sub merged with and into T-System (the “Merger”), with T-System surviving the merger as a wholly owned subsidiary of Parent. As a result of the Merger, Cannae received cash proceeds of approximately $60.8 million for the repayment in full of debt loaned by an affiliate of Cannae to T-System and $14.5 million as consideration for a portion of its shares of T-System. Cannae contributed the remainder of its equity interest in T-System for an approximate 23% equity interest in the JV. On the closing date, subsidiaries of the JV acquired two other healthcare services companies that provide offshore medical coding solutions for the risk adjustment and provider markets and domestic coding and clinical documentation services to providers.
A copy of the Merger Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its year ended December 31, 2019.

Item 9.01.	Financial Statements and Exhibits

(b) Pro forma financial information

An unaudited pro forma consolidated and combined balance sheet of the Company as of September 30, 2019 and unaudited pro forma consolidated and combined statement of operations of the Company for the nine months ended September 30, 2019 and the years ended December 31, 2018 and December 31, 2017, are set forth as Exhibit 99.1 to the Company’s Current Report on Form 8-K which was filed with the U.S. Securities and Exchange Commission on November 27, 2019 and are incorporated by reference herein.

(d) Exhibits

Exhibit	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.
Date:	January 7, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary